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                                             As filed pursuant to Rule 424B3
                                             Registration No. 333-65953



                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
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                         VARIABLE ANNUITY ACCOUNT SEVEN
                 SUPPLEMENT TO THE POLARIS II A-CLASS PROSPECTUS
                                DATED MAY 1, 2001

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The following replaces the second paragraph under the heading INCOME OPTIONS on page 18 of the prospectus:

        Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later (latest Annuity
        Date). If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

Date:  July 31, 2001

                Please keep this Supplement with your prospectus.